UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2012

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 7, 2012, STAG Industrial, Inc. (the “Company”) held its Annual Meeting of Stockholders. The matters on which the stockholders voted, in person or by proxy were:

(i)             for the election of six directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified;

(ii)          the ratification of the appointment of the Company’s independent registered public accountants for the year ending December 31, 2012;

(iii)       the approval, by non-binding vote, of executive compensation; and

(iv)      the recommendation, by non-binding vote, of the frequency of execution compensation votes.

The six nominees were elected, the ratification of the appointment of the independent registered public accountants was approved, executive compensation was approved and one year was the frequency of executive compensation votes recommended by stockholders. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non- Votes
Benjamin S. Butcher	11,136,919	-0-	67,953	-0-	1,364,127
F. Alexander Fraser	11,004,351	-0-	200,521	-0-	1,364,127
Jeffrey D. Furber	11,181,489	-0-	23,383	-0-	1,364,127
Larry T. Guillemette	11,186,719	-0-	18,153	-0-	1,364,127
Francis X. Jacoby III	11,136,318	-0-	68,554	-0-	1,364,127
Hans S. Weger	11,186,719	-0-	18,153	-0-	1,364,127

Ratification of Appointment of Independent Registered Public Accountants:

Votes For	Votes Against	Abstentions	Broker Non- Votes
12,539,373	23,766	5,860	-0-

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non- Votes
11,103,125	63,830	37,917	1,364,127

Recommendation of the Frequency of Executive Compensation Votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non- Votes
10,660,895	17,512	511,701	-0-	1,378,891

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel
and Secretary

Dated: May 8, 2012